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        As filed with the Securities and Exchange Commission on July 30, 1995
                               File No. 33-___________

- --------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                 Washington, DC 20549

                                       FORM S-8
                               Registration Statement
                           Under the Securities Act of 1933

                                GREENLAND CORPORATION
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                   NEVADA                               87-0439051
    (STATE OR OTHER JURISDICTION OF         (I.R.S. EMPLOYER IDENTIFICATION
    INCORPORATION OR ORGANIZATION)                        NUMBER)

                             4180 LA JOLLA VILLAGE DRIVE
                                      SUITE 315
                                  LA JOLLA, CA 92037
                (ADDRESS AND ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)

                     EMPLOYEE COMPENSATION & CONSULTING SERVICES
                               (FULL TITLE OF THE PLAN)

       KEVIN SMITH, 4180 LA JOLLA VILLAGE DRIVE, SUITE 315, LA JOLLA, CA 92037
                       (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                    (619) 458-4226
      (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE OF AGENT FOR SERVICE)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

                           CALCULATION OF REGISTRATION FEE

     Title of                      Proposed        Proposed
    Securities       Amount         Maximum         Maximum        Amount of
       to be         to be       Offering Price     Aggregate     Registration
    Registered     Registered      Per Share     Offering Price       Fee
   ------------   ------------   --------------  --------------   ------------

   Common Stock    2,000,000        $ 0.25         $ 500,000        $ 100

    (1) Calculated pursuant to rule 457(h).

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ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company's Annual Report on Form 10-KSB for the year ended December 31, 1995 and Form 8-K dated June 26, 1996; two Form 10-QSB's for the quarters ended March 31, 1996 and June 30, 1996 filed under the Securities Exchange Act of 1934 are hereby incorporated by reference.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed to be modified or superseded for purposes of this Registration Statement of the extent that such statement is replaced or modified by a statement contained in this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

    Securities are registered under Section 12 of the Exchange Act

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

    Does not Apply

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS:

    Section 78.751, as amended, of the General Corporation Laws of Nevada (the "Act") provides that a corporation may indemnify a director or officer of the corporation and to purchase and maintain liability insurance for those persons as, and to the extent permitted by the Act.

    The By-Laws of the Company contain provisions indemnifying its directors and officers to the extent permitted by 78.751, as amended, of the General Corporation Laws of Nevada (the "Act"), as amended from time to time.

    The Company's Certificate of Incorporation limits directors' liability for monetary damages for breaches of their duties of care owed the Company to the fullest extent permitted by Nevada law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

    Does Not Apply

ITEM 8.  EXHIBITS

    The following is a list of exhibits filed as part of the Registration
    Statement:

    5.1       Opinion of Craig J. Shaber, Esquire
    24.1      Consent of Smith & Company, CPAs

ITEM 9.  UNDERTAKINGS

    The undersigned hereby undertakes:

    (1)(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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         (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                      SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Diego, State of California, on the 30th day of July, 1996.


GREENLAND CORPORATION


By: ____________________________________________________
    KEVIN G. SMITH, Chairman and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         July 30, 1996

                                  __________________________________________
                                  Kevin G. Smith
                                  Chairman and Chief Executive Officer


         July 30, 1996

                                  __________________________________________
                                  Eric W. Gaer
                                  President and Chief Operating Officer



         July 30, 1996

                                  __________________________________________
                                  Michael H. deDomenico
                                  Director and Principal Accounting Officer

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                                  INDEX TO EXHIBITS


         EXHIBIT NUMBER                DESCRIPTION


              5.1                      Opinion of Craig J. Shaber, Esquire
              24.1                     Consent of Smith & Company, CPAs